                                                                 EXHIBIT 10-I(2)

                                                                        10/18/93
                                TRUST AGREEMENT

  TRUST AGREEMENT, dated October 18, 1993, between Dana Corporation (the "Grantor") and Society Bank & Trust (the "Trustee").

  WHEREAS, the Grantor maintains for the benefit of certain Directors of the Grantor the Dana Corporation Director Deferred Fee Plan (the "Plan"), a copy of which is attached hereto as Exhibit A for the purpose of providing deferred compensation to participants who have deferred their directors fees under the Plan, all as set forth in the Plan;

  WHEREAS, the deferred compensation payments under the Plan are not funded or otherwise secured;

  WHEREAS, pursuant to resolutions adopted by the Board of Directors on October 18, 1993, the Grantor is authorized, with the concurrence of each Beneficiary, to amend and restate the Trust Agreement entered into between the Grantor, the Beneficiary and Mark A. Smith, Jr. on April 21, 1992, and to replace it in its entirety with this amended and restated Trust Agreement dated October 18, 1993; and

  WHEREAS, the Grantor desires to deposit with the Trustee, subject only to the claims of the Grantor's general creditors in the event of the Grantor's Insolvency (as hereinafter defined), such sums of money and other property to fund wholly or in part such payments as they may become due and payable.

  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

  1. PURPOSE. The purpose of this Trust Agreement is to establish a trust (the "Trust") to provide a vehicle to (a) hold assets as a reserve for the discharge of the Grantor's obligations to the individual identified in Exhibit B ("Beneficiary") who is entitled to receive deferred director fees under the Plan, and (b) disburse and distribute those assets as provided hereunder.

  2. DEFINITIONS.

  (a)  "Board of Directors" means the Board of Directors of the Grantor.

  (b) "Beneficiary" means the individual identified in Exhibit B. Any reference hereunder to a Beneficiary shall expressly be deemed to include, where relevant, the beneficiaries of a Beneficiary duly identified under the terms of the Plan. A Beneficiary shall cease to have





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       such status once any and all amounts due such Beneficiary under the Plan have been satisfied.

  (c) "Change in Control" means a change in control of the Grantor of a nature that would be required to be reported in response to Item 6(e) of
       Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the effective date of this Trust Agreement; provided that, without limitation, such a change in control shall be deemed to have occurred if and when (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
       1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Grantor representing twenty percent (20%) or more of the combined voting power of the Grantor's then outstanding securities or (ii) during any period of 24 consecutive months, individuals who at the beginning of such twenty-four month period were directors of the Grantor cease for any reason to constitute at least a majority of the Board of Directors. Notwithstanding anything to the contrary in this Trust Agreement, the term "person" referred to in clause (i) above of this Section 2(c) shall not include within its meaning, and shall not be deemed to include, for any purpose of this Trust Agreement, any employee benefit plan (or related trust) sponsored or maintained by the Grantor or any corporation controlled by the Grantor.

  (d) "Director" means any individual who is a member of the Grantor's Board of Directors.

  3. TRUST CORPUS.

  (a) INITIAL TRUST ESTATE. The Grantor hereby transfers to the Trustee the sum of One Dollar ($1.00). The Trustee hereby accepts and agrees to hold, in trust, such sum plus such other cash and/or property as may be contributed by the Grantor in accordance with the provisions of this Trust Agreement. Such cash and/or property shall constitute the trust estate and shall be held, managed and distributed as hereinafter provided. The Grantor shall execute any and all instruments necessary to vest the Trustee with full title to the property hereby transferred.

  (b) FUNDING OF THE TRUST. The Grantor shall contribute to the Trust such amounts as the Board of Directors shall from time to time determine, and at such time or times as the Board of Directors shall determine.
       Neither Trustee nor any beneficiary shall have any right to compel such contributions.





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  (c)  SEGREGATION OF TRUST ASSETS.  The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Grantor and shall be used exclusively for the uses and purposes of the Beneficiaries and general creditors of the Grantor as herein set forth. Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Beneficiaries against the Grantor. Any assets held by the Trust will be subject to the claims of the Grantor's general creditors under federal and state law in the event of Insolvency, as defined in Section 16.

  4. GRANTOR TRUST. The Trust is intended to be a trust of which the Grantor is treated as the owner for federal income tax purposes in accordance with the provisions of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Trustee, in its sole discretion, deems it necessary or advisable for the Grantor and/or the Trustee to undertake or refrain from undertaking any actions (including, but not limited to, making or refraining from making any elections or filings) in order to ensure that the Grantor is at all times treated as the owner of the Trust for federal income tax purposes, the Grantor and/or the Trustee will undertake or refrain from undertaking (as the case may be) such actions. The Grantor hereby irrevocably authorizes the Trustee to be its attorney-in-fact for the purpose of performing any act which the Trustee, in its sole discretion, deems necessary or advisable in order to accomplish the purposes and the intent of this Section 4. The Trustee shall be fully protected in acting or refraining from acting in accordance with the provisions of this Section 4.

  5. IRREVOCABILITY OF TRUST. The Trust shall be irrevocable and may not be amended or terminated by the Grantor in whole or in part; provided, however, that the Trust may be amended with the express written consent of the Beneficiary through a written instrument executed by the Trustee and the Grantor. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or convert the Trust into a revocable Trust. Except as provided in Section 16, the Grantor shall have no right or power to direct the Trustee to return to the Grantor or to divert to others any of the Trust assets before all payment of Plan benefits have been made to Beneficiaries pursuant to the terms of the Plan.

  6. INVESTMENT OF TRUST ASSETS. Until the Trustee has distributed all of the assets of the Trust in accordance with the terms hereof, the Trustee shall hold and invest the trust assets as provided in Section 9. During the term of the Trust, all income





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received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


  7. DISTRIBUTION OF TRUST ASSETS.

  (a) The Grantor shall, within five business days after the end of each calendar quarter, give written notice to the Beneficiary and the Trustee of the Beneficiary's accrued benefit under the Plan on such last day and, if a method of distribution thereof shall have been determined, such method and the date or dates upon which payments are due to the Beneficiary under the Plan. The Trustee shall be fully protected in relying upon any such notice until a subsequent notice shall have been filed with it, which subsequent notice shall not have been objected to by the Beneficiary.

  (b) The entitlement of a Beneficiary to benefits under the Plan shall be determined by Grantor or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

  (c) On the fifth business day after each date on which the Beneficiary is entitled to receive a payment under the Plan, the Trustee shall make such payment to the Beneficiary from the Trust; provided, however, that the Trustee shall not make any such payment if the Grantor shall have theretofore given to the Trustee proof, in form and substance satisfactory to the Trustee, that the Grantor has made such payment under the Plan. To the extent that the Trust shall not have sufficient assets to make any such payment, the Trustee shall not be liable to the Beneficiary with respect thereto. Except to the extent that the Trustee shall have actual knowledge to the contrary, theTrustee shall be fully protected in relying upon a written notice from the Beneficiary to the effect that the Beneficiary is entitled to a payment under the Plan and with respect to the amount thereof.

  (d) Notwithstanding any provision of this Trust Agreement to the contrary, the Trustee shall make payments hereunder before such payments are otherwise due if it determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving a Beneficiary, or a closing agreement involving a Beneficiary made under Section 7121 of the Code that is approved by the Commissioner, that a Beneficiary has





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       recognized or will recognize income for state or federal income tax purposes with respect to amounts that are or will be payable to him under the Plan before they otherwise would be paid to him.

  (e) Unless a Beneficiary furnishes documentation in form and substance satisfactory to the Trustee that no withholding is required with respect to a payment to be made to him from the Trustee, the Trustee may deduct from any such payment any federal, state or local taxes required by law to be withheld by the Trustee.

  (f) The Trustee shall provide the Grantor with written confirmation of the fact and time of any commencement of payments hereunder within 10 business days after any payments commence to a Beneficiary.

  (g) The Trustee shall be fully protected in making or refraining from making any payment or any calculations in accordance with the provisions of this Section 7.

  (h) In the event of the death of a Beneficiary, a condition of the Trustee's obligation to make payment to the executors or administrators of the Beneficiary's estate shall be the delivery to the Trustee of letters testamentary, tax waivers and such other documents as the Trustee may reasonably determine.

  8. TERMINATION OF THE TRUST AND REVERSION OF TRUST ASSETS. The Trust shall not terminate until the date on which the Beneficiary is no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Grantor.

Upon written approval of the Beneficiary entitled to payment of benefits pursuant to the terms of the Plan, the Grantor may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Grantor.

  9. POWERS OF THE TRUSTEE. To carry out the purposes of the Trust and subject to any limitations herein expressed, the Trustee is vested with the following powers until final distribution of the Trust assets, in addition to any powers now or hereafter conferred by law affecting the trust or estate created hereunder. In exercising such powers, the Trustee shall act in a manner reasonable and equitable in view of the interests of the Beneficiary and in a manner in which persons of ordinary prudence, diligence, discretion and judgment would act in the management of their own affairs.





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
  (a) RECEIVE AND RETAIN PROPERTY. To receive and retain any property received at the inception of the Trust or at any other time, whether or not such property is unproductive of income or is property in which the Trustee personally is interested or in which the Trustee owns an undivided interest in any other trust capacity. In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Grantor, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

  (b) DISPOSE OF ASSETS. To dispose of any Trust asset for cash, at public or private sale to satisfy any obligation created under the Plan.

  (c) POWERS RESPECTING SECURITIES. To have all the rights, powers, privileges and responsibilities of an owner of securities, including, without limiting the foregoing, the power to vote, to give general or limited proxies, to pay calls, assessments, and other sums; to assent to, or to oppose, corporate sales or other acts; to participate in, or to oppose, any voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and, in connection therewith, to give warranties and indemnifications and to deposit securities with and transfer title to any protective or other committee; to exchange, exercise or sell stock subscription or conversion rights; and, regardless of any limitations elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers. All rights associated with the assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Beneficiary.

  (d) ADVANCE MONEY. To advance money for the protection of the Trust, and for all expenses, losses and liabilities sustained or incurred in the administration of the Trust or because of the holding or ownership of any Trust assets, for which advances, with interest, the Trustee has a lien on the Trust assets as against the Beneficiary and in the event such assets are not sufficient, a lien against the assets of the Grantor, provided, however, that until funding of the Trust as provided in Section 3(b), it is the intention of the Grantor and the Trustee that statements for the costs of administration of the Trust shall be submitted to and paid by the Grantor in the normal course of business.





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  (e)  PAY, CONTEST OR SETTLE CLAIMS.  To pay, contest, or settle any claim by or against the Trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible. Notwithstanding the foregoing, the Trustee may pay or settle a claim asserted against the Trust by the Grantor only if it is compelled to do so by a final order of a court of competent jurisdiction.

  (f) LITIGATE. To prosecute or defend actions, claims or proceedings pertaining to funding of the Trust and the protection of Trust assets and of the Trustee in the performance of its duties.

  (g) EMPLOY ADVISERS AND AGENTS. To employ persons, corporations or associations, including attorneys, auditors, investment advisers or agents, even if they are associated with the Trustee, to advise or assist the Trustee in the performance of its administrative duties; to act without independent investigation upon such recommendations.

  (h) USE CUSTODIAN. If no bank or trust company is acting as Trustee hereunder, the Trustee may appoint a bank or trust company to act as custodian (the "Custodian") for securities and any other Trust assets. Any such appointment shall terminate when a bank or trust company begins to serve as the Trustee hereunder. The Custodian shall keep the deposited property, collect and receive the income and principal, and hold, invest, disburse or otherwise dispose of the property or its proceeds (specifically including selling and purchasing securities, and delivering securities sold and receiving securities purchased) upon the order of the Trustee.

  (i) EXECUTE DOCUMENTS. To execute and deliver all instruments which will accomplish or facilitate the exercise of the powers vested in the Trustee.

  (j) GRANT OF POWERS LIMITED. Except as otherwise provided in Sections 5 and 16 hereof, the Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, PROVIDED, HOWEVER, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.





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
       Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or under applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

       The Trustee expressly is prohibited from exercising any powers vested in it primarily for the benefit of the Grantor rather than for the benefit of the Beneficiary. The Trustee shall not have the power to purchase, exchange, or otherwise deal with or dispose of the assets of the Trust for less than adequate and full consideration in money or money's worth.

  (k)  DEPOSIT OR INVEST ASSETS.

   (1) To deposit Trust assets in commercial, savings or savings and loan accounts (including such accounts in a corporate Trustee's banking department) or so called "money market funds" and to keep such portion of the Trust assets in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Trust, without liability for interest thereon.

   (2) To invest Trust assets in investment quality fixed income securities having a Standard & Poors rating of "A" or above.

  (l) COMMINGLING ASSETS. To commingle assets of this Trust with the assets of any other "rabbi" or similar trust set up for the benefit of the Directors of the Grantor.

  10. RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may resign at any time other than following a Change in Control upon six (6) months' prior written notice to the Grantor, or such shorter period as is acceptable to the Grantor. After a Change in Control, the Trustee may resign only under one of the following circumstances:

  (a) The Trustee is no longer in the business, or is actively in the process of removing itself from the business, of acting as trustee for employee benefit plans.

  (b) The Trustee determines that a conflict of interest exists which would prohibit it from fulfilling its duties under this Trust Agreement in an ethically proper manner, and a law firm (appointed by the President of the Bar Association of Toledo, Ohio) concurs with the Trustee.





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
       The Trustee shall use its best efforts to avoid the creation of such a conflict. The decision of such law firm shall be binding, but may be appealed in the same manner, and under the same conditions, as if it were made by an arbitrator.

  (c) The assets of the Trust have been exhausted or are insufficient to pay accrued and reasonably anticipated fees and expenses of the Trustee hereunder, the Grantor has refused voluntarily to pay the Trustee's accrued fees and expenses as required pursuant to Sections 11 and 17(h), and the Trustee has been unsuccessful in obtaining a court order requiring the Grantor to make such payments or has been unable to collect on a judgment for such fees and expenses.

  Notwithstanding the above, the Trustee may resign for reasons set forth in
(a) or (b) only if it has obtained the agreement of a bank with assets in excess of $1 billion and net worth in excess of $100 million to replace it as Trustee under the terms of this Trust Agreement. The law firm decision rendered under (b), if that is the reason for the Trustee's resignation, may expressly excuse the Trustee from this requirement. In any event, the Trustee shall continue to be custodian of the Trust assets until the new Trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee and the end of its custodianship of the Trust assets.

  The Grantor, by action of the Board of Directors, may, other than after a Change in Control, remove the Trustee, upon 60 days prior written notice to the Trustee, or upon shorter notice if acceptable to the Trustee. The Grantor may not remove the Trustee after a Change in Control. In the event it resigns or is removed, the Trustee shall provide the Grantor with an accounting, as provided in Section 14 hereof.

  Each successor trustee shall have the powers and duties conferred upon the Trustee in this Trust Agreement, and the term "Trustee" as used in this Trust Agreement shall be deemed to include any successor Trustee. Upon designation or appointment of a successor trustee, the trustee shall transfer and deliver the Trust to the successor trustee, reserving such sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Trust for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Grantor or the successor trustee, or both. When the Trust shall have been transferred and delivered to the successor trustee and an accounting provided in accordance with Section 14 hereof, the Trustee shall be released and discharged from all further accountability or liability for the Trust and





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shall not be responsible in any way for the further disposition of the Trust or any part thereof.

  11. TRUSTEE'S COMPENSATION. The Trustee shall be entitled to receive as compensation for its services hereunder the compensation as negotiated and agreed to by the Grantor and the Trustee. Such compensation shall be paid by the Grantor.


  12. TRUSTEE'S CONSENT TO ACT AND INDEMNIFICATION OF THE TRUSTEE. The Trustee hereby agrees and consents to act as Trustee hereunder. The Grantor agrees to indemnify the Trustee and hold it harmless from and against all claims, liabilities, legal fees and expenses that may be asserted against it, otherwise than on account of the Trustee's own bad faith, gross negligence or willful misconduct (as found by a final judgment of a court of competent jurisdiction) by reason of the Trustee's taking or refraining from taking any action in connection with the Trust, whether or not the Trustee is party to a legal proceeding or otherwise. The Trustee shall carry out the provisions of the Trust Agreement and shall not, in the absence of bad faith, gross negligence or willful misconduct, be responsible or accountable for errors of judgment which result in loss or damage to the Trust fund.

  13. PROHIBITION AGAINST ASSIGNMENT. The Beneficiary shall not have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust before such assets are paid to the Beneficiary as provided in Section 7, and all rights of the Beneficiary created under the Trust and the Plan shall be unsecured contractual rights of the Beneficiary against the Grantor. No part of, or claim against, the assets of the Trust may be assigned, anticipated, alienated, encumbered, garnished, attached, or in any other manner disposed of by the Beneficiary, and no such part or claim shall be subject to any legal process or claims of creditors of the Beneficiary.

  14. ANNUAL ACCOUNTING. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and, within ninety days following the close of each calendar year or the Trustee's resignation, removal or termination of the Trust as provided herein, the Trustee shall render a written account of its administration of the Trust to the Grantor by submitting a record of receipts, investments, disbursements, distributions, gains, losses, assets on hand at the end of the accounting period and other pertinent information, including a description of all securities, investments, and other assets purchased and sold during such calendar year.

  15. NOTICES. Any notice of instructions required under any of the provisions of this Trust Agreement shall be deemed effectively given only if such notice is in writing and is delivered personally or by certified or registered mail, return





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
receipt requested and postage prepaid, addressed to the addresses as set forth below of the parties hereof. The addresses of the parties are as follows:

  (i)  The Grantor:

       Dana Corporation
       4500 Dorr Street
       Toledo, Ohio  43615


  (ii) The Trustee:

       Society Bank & Trust
       P.O. Box 10099
       Toledo, Ohio  43699

  The Grantor or Trustee may at any time change the addresses to which notices are to be sent to them by giving written notice thereof in the manner provided above.

  16. ASSETS SUBJECT TO CREDITORS' CLAIMS. The rights of the Beneficiary hereunder are limited to those rights of a general and unsecured creditor of the Grantor.

  Grantor shall be considered "Insolvent" for purposes of this Trust Agreement if (a) Grantor is unable to pay its debts as they mature, or (b) Grantor is subject to a pending proceeding as a debtor under the Bankruptcy Code, 11 U.S.C. Section 101 et. seq.

  At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Grantor as hereinafter set forth; and at any time the Trustee has actual knowledge, or has determined, that Grantor is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust as a court of competent jurisdiction may direct to satisfy such claims. The Board of Directors and the President of the Grantor shall have the duty to inform the Trustee of the Grantor's Insolvency. If the Grantor or a person claiming to be a creditor of the Grantor alleges in writing to the Trustee that the Grantor has become Insolvent, the Trustee shall independently determine, within thirty (30) days after receipt of such notice, whether the Grantor is Insolvent. Pending such determination, the Trustee shall discontinue any payments of benefits that are provided pursuant to Section 7 hereof, shall hold the Trust assets for the benefit of the Grantor's general creditors, and shall resume payments of benefits that are provided pursuant to Section 7 hereof, only after the Trustee has determined that the Grantor is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Grantor to be Insolvent). Unless the Trustee has actual knowledge of the Grantor's Insolvency, the Trustee shall have no duty to inquire





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
whether the Grantor is Insolvent. The Trustee may in all events rely on such evidence concerning the Grantor's solvency as may be furnished to the Trustee that will give the Trustee a reasonable basis for making a determination concerning the Grantor's solvency. Nothing in this Trust Agreement shall in any way diminish any rights of any person having rights with respect to the Plan benefits that are provided pursuant to Section 7 hereof, to pursue his rights as a general creditor of the Grantor with respect to the benefits that are provided pursuant to Section 7 hereof, or otherwise.

  If the Trustee discontinues payment of the benefits that are provided pursuant to Section 7 hereof from the Trust pursuant to this Section 16 and subsequently resumes such payments, the first payment following such discontinuance shall include (c) the aggregate amount of all payments that would have been made during the period of discontinuance, less (d) the aggregate amount of payments made by the Grantor in lieu of the payments provided for hereunder during any such period of discontinuance.

  17.  MISCELLANEOUS PROVISIONS.

  (a) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed therein and the Trustee shall not be required to account in any court other than one of the courts of that state.

  (b) All section headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

  (c) This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, supersedes all previous agreements or understandings among them and may not be modified or terminated orally.

  (d)  The term "Trustee" shall include any successor Trustee.

  (e) If the Trustee or Custodian hereunder is a bank or trust company, any corporation resulting from any merger, consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as Trustee or Custodian hereunder, as the case may be, without the execution of any instrument or any further action on the part of any party hereto.





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
  (f) If any provision of this Trust Agreement shall be invalid and unenforceable, the remaining provisions hereof shall subsist and be carried into effect.

  (g) This Trust Agreement shall be binding upon and inure to the benefit of the Grantor and any successor of the Grantor, including, without limitation, any corporation or corporations acquiring, directly or indirectly, 50% or more of the outstanding securities of the Grantor, or all or substantially all of the assets of the Grantor, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term the "Grantor" for the purposes of this Trust Agreement), but shall not otherwise be assignable by the Grantor.

  (h) Any and all taxes, expenses, and costs of litigation relating to or concerning the adoption, administration and termination of the Trust shall be borne and promptly paid by the Grantor; provided, however, that, to the extent such taxes, expenses and costs relating to the Trust are due and owing and are not paid by the Grantor, and do not in the aggregate exceed $100, they shall be charged against and paid from the Trust, and the Grantor shall reimburse the Trust for any such payment made from the Trust within 30 days of the Grantor's receipt of written notice from the Trustee that such payment was made.

  (i) Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the plural shall include the singular.

  IN WITNESS WHEREOF, the parties hereto have executed this TRUST AGREEMENT as of this 18th day of October, 1993.

Attest:                        GRANTOR:
   Mark A. Smith, Jr.          DANA CORPORATION
- ---------------------------


                               BY:  Martin J. Strobel
                               ----------------------------


                               TITLE:VP - General Counsel &
                               ----------------------------
                               Secretary
                               ----------------------------

Attest:                        Trustee:
    Laurie Edmondson           Philip H. Wolf,
- ---------------------------    ------------------------------
                               Philip H. Wolf, Vice President

    Naomi V. Venia             William J. Blosky
- ---------------------------    ------------------------------
                               William J. Blosky, Assistant Vice President





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